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                                                            EXHIBIT 11.2

                                  PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                          IN CALCULATION  (UNAUDITED)


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                                                                 NINE MONTHS ENDED
                                                                 SEPTEMBER 30, 1998
                                                                 -------------------
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Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period.................        40,477,786
     Weighted average shares issued during the nine months
     ended September 30, 1998 (11,312,554 shares)..............         8,642,483
                                                                    -------------
                                                                       49,120,269
                                                                    =============
Net loss to common shareholders................................     $(132,384,000)
                                                                    =============
Basic and diluted loss per share...............................     $       (2.70)
                                                                    =============

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